Exhibit 32(i)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jay A. Lewis, Vice President and Chief Financial Officer of Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., and Energy New Orleans, Inc. (the "Companies"), certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)

The Annual Reports on Form 10-K of the Companies for the year ended December 31, 2003 (the "Reports") fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in each Report fairly presents, in all material respects, the financial condition and results of operations of each respective Company as of the dates and for the periods expressed in the Report.

/s/ Jay A. Lewis Jay A. Lewis Vice President and Chief Financial Officer

Date: March 9, 2004